Exhibit 99.2

Northrock Resources Ltd.
Unaudited Interim Consolidated Financial
Statements
For the Six Months Ended
June 30, 2005 and 2004

Northrock Resources Ltd.

Consolidated Balance Sheets

as at June 30, 2005 and December 31, 2004

(thousands of U.S. dollars)	2005	2004
ASSETS

Current Assets
CASH	$27,674	$9,603
ACCOUNTS RECEIVABLE	53,143	48,868
INVENTORY	6,034	5,872
PREPAIDS	1,035	1,162
NOTE RECEIVABLE FROM RELATED COMPANY (Note 9)	177,901	123,129
	265,787	188,634

PROPERTY, PLANT, & EQUIPMENT (Note 6)	1,211,211	1,259,408

OTHER ASSETS
GOODWILL	54,235	55,291
DEPOSITS AND ADVANCES	1,679	1,736
DEFERRED CHARGES	5,416	2,548
	61,330	59,575

TOTAL ASSETS	$1,538,328	$1,507,617

LIABILITIES
Current Liabilities

ACCOUNTS PAYABLE & ACCRUED LIABILITIES	$68,793	$72,516
CURRENT TAX PAYABLE	13,913	5,506
OTHER LONG TERM LIABILITIES - CURRENT PORTION	899	917
	83,605	78,939

LONG TERM LIABILITIES
DEFERRED INCOME TAXES (Note 3)	286,992	274,799
PREFERRED SECURITIES	408,030	416,975
OTHER LONG TERM LIABILITIES	6,118	3,022
ASSET RETIREMENT OBLIGATION (Note 7)	37,754	38,434
	738,894	732,230

TOTAL LIABILITIES	822,499	811,169

SHAREHOLDERS’ EQUITY

SHAREHOLDERS’ EQUITY	565,641	565,641
RETAINED EARNINGS	46,873	14,423
OTHER COMPREHENSIVE INCOME (Note 4)	—	—
FOREIGN CURRENCY TRANSLATION	103,315	116,384
TOTAL SHAREHOLDERS’ EQUITY	715,829	696,448

TOTAL LIABILITIES AND EQUITY	$1,538,328	$1,507,617

See accompanying notes to the consolidated financial statements

Approved on behalf of the Board of Directors:

/s/ David L. Pearce	/s/ John H. Van de Pol
David L. Pearce	John H. Van de Pol
Director	Director
President	Senior Vice President and
Chief Financial Officer

Northrock Resources Ltd.

Consolidated Statements of Income and Retained Earnings

Six Months Ended June 30, 2005 and 2004

(thousands of U.S. dollars)	2005	2004
REVENUES
PRODUCTION (Note 9)	$191,106	$160,160
OTHER	6	21
TOTAL REVENUE	191,112	160,181

EXPENSES
PRODUCTION	32,158	28,883
EXPLORATION	6,382	1,808
TRANSPORTATION	2,290	2,339
LEASE RENTALS	595	775
AMORTIZATION OF UNPROVEN LANDS	11,360	10,220
DEPLETION AND DEPRECIATION	63,804	55,099
DRY HOLES	808	6,189
ACCRETION EXPENSE	1,269	1,081
GENERAL AND ADMINISTRATIVE	8,844	10,680
INTEREST EXPENSE/(INCOME)	(3,125)	(792)
FOREIGN EXCHANGE GAIN/LOSS	—	43
TOTAL EXPENSE	124,385	116,325

EARNINGS (LOSS) BEFORE INCOME TAXES	66,727	43,856

INCOME TAXES (Note 3)
CURRENT	8,570	3,524
DEFERRED	25,707	13,927
	34,277	17,451

NET EARNINGS (LOSS)	$32,450	$26,405

RETAINED EARNINGS - BEGINNING OF PERIOD	$14,423	$(39,202)
RETAINED EARNINGS - END OF PERIOD	$46,873	$(12,797)

See accompanying notes to the consolidated financial statements

Northrock Resources Ltd.

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2005 and 2004

(thousands of U.S. dollars)	2005	2004
CASH INFLOW (OUTFLOW) FROM THE FOLLOWING ACTIVITIES:

OPERATING

NET EARNINGS	$32,450	$26,405
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH FROM OPERATING ACTIVITIES
DEPLETION AND DEPRECIATION	63,804	55,099
DRY HOLES	808	6,189
AMORTIZATION OF UNPROVEN LANDS	11,360	10,220
ACCRETION EXPENSE	1,269	1,081
DEFERRED INCOME TAXES	17,201	12,969
DEFERRED LOSS - UNREALIZED TRADE AND HEDGE	—	(3,713)
OTHER	1,196	1,131

ASSET RETIREMENT OBLIGATIONS	(1,219)	(338)
CHANGE IN NON-CASH WORKING CAPITAL (Note 11)	402	(13,106)

NET CASH FLOW FROM OPERATING ACTIVITIES	127,271	95,937

FINANCING

NOTE RECEIVABLE FROM RELATED COMPANY (Note 9)	(57,177)	(19,235)
NET CASH FROM FINANCING ACTIVITIES	(57,177)	(19,235)

CASH AVAILABLE FOR INVESTING	70,094	76,702

INVESTING

CAPITAL EXPENDITURES (INCLUDES DRY HOLE COSTS)	(52,045)	(60,892)
PROCEEDS FROM SALES OF ASSETS	—	1,081
OTHER LONG TERM ASSETS	22	(9)
NET CASH USED IN INVESTING ACTIVITIES	(52,023)	(59,820)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	18,071	16,882

CASH, BEGINNING OF PERIOD	9,603	(3,052)

CASH, END OF PERIOD	$27,674	$13,830

See accompanying notes to the consolidated financial statements

Northrock Resources Ltd.

Notes to the Consolidated Financial Statements (Unaudited)

(Thousands of U.S. dollars, except where noted)

NOTE 1 – GENERAL

The consolidated financial statements included in this report are unaudited and, in the opinion of our management, include all adjustments necessary for a fair statement of our financial position and results of operations. All adjustments are of a normal recurring nature.

Certain notes and other information have been condensed or omitted from these interim financial statements in accordance with the Securities and Exchange Commission (“SEC”) disclosure requirements. Therefore, these interim consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes for the Years Ended December 31, 2004, 2003 and 2002.

Our consolidated financial statements include the accounts of the company and all of its subsidiaries. Undivided interests in oil and gas joint ventures are consolidated on a proportionate basis.

We follow the successful efforts method of accounting for our oil and gas activities.

Results for the six months ended June 30, 2005, are not necessarily indicative of future financial results.

NOTE 2 – ACCOUNTING CHANGES AND NEW ACCOUNTING PRONOUNCEMENTS

EITF Issue 04-9 and FASB Staff Position (“FSP”) FAS 19-1: SFAS No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies” requires the coat of drilling an exploratory well to be capitalized pending determination of whether the well has found proved reserves. If this determination cannot be made at the conclusion of drilling, SFAS No. 19 sets out additional requirements for continuing to carry the cost of the well as an asset. These requirements include firm plans for further drilling and a one-year time limitation on continued capitalization in certain instances. The EITF in their discussion of this issue noted that as a result of the increasing complexity of oil and gas projects due to drilling in remote and deepwater offshore locations, companies increasingly require more than one year to complete all of the activities that permit recognition of proved reserves. Furthermore, because of new technologies, additional exploratory wells may no longer be required before a project can commence.  EITF Issue 04-9, “Accounting for Suspended Well Costs,” sought to determine whether SFAS No. 19 should be clarified to recognize the industry changes that have taken place in the past quarter century. This issue was discussed by the EITF and it was determined that a formal amendment to SFAS No. 19 would be required if the FASB concurs with broadening the requirements for continued capitalization of exploratory well costs. In April 2005, the FASB issued FSP FAS 19-1, which we adopted effective January 1, 2005. This FSP amends SFAS No. 19, to allow continued capitalization when (a) the well has found a sufficient quantity of reserves to justify proceeding with the project plan and (b) the enterprise is making sufficient progress assessing the reserves and the economic and operating viability of the project which may include more than one exploratory well if the reserves are intended to be extracted in a single integrated operation. The FSP also requires increased disclosures, which are presented in note 6 – Property, Plant and Equipment.

SFAS No. 151: In 2004, the FASB issued SFAS No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4,” which is effective for inventory costs incurred after December 31, 2005. This statement requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal” as stipulated in Chapter 4 of ARB No. 43. In addition, this statement requires that fixed production overhead allocated to inventory be based on the normal capacity of the production facilities. Adoption of this pronouncement is not expected to have a significant impact on either our earnings or consolidated balance sheet.

SFAS No. 123 (revised 2004): In 2004, the FASB issued SFAS No. 123 (revised 2004) “Share-Based Payment,” an amendment of FASB Statement Nos. 123 and 95, which is effective January 1, 2006. This pronouncement requires use of the fair value method to account for share-based awards and potentially increases the number of grants considered liability awards. In addition to more disclosures and a change in reporting the cash flows of certain stock option excess realized income tax benefits, it also requires liability awards to be reported at fair value rather than intrinsic value. Equity awards will continue to be recorded at grant-date fair value and recognized over the vesting period. Liability awards will be reported at fair value until settlement or expiration. Because we commenced in 2003 to prospectively expense new stock option grants, this standard is not expected to have a material impact on either our earnings or consolidated balance sheet.

SFAS No. 153: In 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29,” which is effective prospectively July 1, 2005. With certain exceptions, this will require exchanges of nonmonetary assets to be recorded at fair value. Previously, these transactions were generally recorded at book value. This pronouncement results in reporting in earnings, gains and losses on exchanges of nonmonetary assets. Because we operate in a capital-intensive industry, future exchanges of nonmonetary assets may materially impact our future earnings or consolidated balance sheet.

SFAS No. 154: In 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and SFAS No. 3,” which is effective January 1, 2006. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application (restatement) to prior periods’ financial statements of changes in accounting principle. This Statement also applies to changes required by a new accounting pronouncement in the unusual circumstance that the pronouncement does not include specific transition provisions.

FASB Interpretation No. 47: In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which is effective no later than December 31, 2005. This pronouncement clarifies that the term “conditional asset retirement obligations” as used in FASB Statement 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform an asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. When sufficient information exists, uncertainty about the timing and (or) method of settlement should be factored into the measurement of the liability. This interpretation is not expected to have a material impact on either our earnings or consolidated balance sheet.

NOTE 3 – INCOME TAXES

The provision for income taxes in the statement of earnings differs from that which would be expected by applying the applicable statutory tax rates. The reasons for the difference are as follows;

	For the Six Months	For the Six Months
	Ended June 30,	Ended June 30,
	2005	2004
Canadian statutory income tax rate	38.76%	39.83%
Income tax provision at statutory rate	$25,863	$17,468
Effect on income taxes of:
Non deductible crown payments	11,294	4,114
Resource allowance	(6,166)	(3,257)
Large corporations tax and resource tax	3,793	3,498
Rate reductions and reconciliations	—	(5,540)
Previously unrecognized royalty tax credit	(427)	—
Attributed Canadian Royalty Income	(1,459)	(380)
Other	1,379	1,548
Income Tax	$34,277	$17,451

The net deferred income tax liability is comprised of:

	At June 30,	At December 31,
	2005	2004
Deferred tax liabilities
Property, plant and equipment	$271,735	$281,948
Timing of partnership items	20,331	8,772
Other	6,957	4,557
	299,023	295,277
Deferred tax assets
Attributed Canadian royalty income & royalty tax credits	4,442	14,880
Asset retirement obligation	7,198	5,598
Other	391	—
	12,031	20,478
Deferred income tax liability (net)	$286,992	$274,799

NOTE 4 – COMPREHENSIVE INCOME

Northrock’s comprehensive income is detailed in the following table

	For the Six Months	For the Six Months
	Ended June 30,	Ended June 30,
	2005	2004

Net earnings	$32,450	$26,405
Change in other comprehensive income – hedging (a)	—	1,762
Unrealized foreign currency translation	(13,042)	(16,418)
Total comprehensive income	$19,408	$11,749

(a) Net of tax effect of	—	1,035

NOTE 5 – STOCK-BASED COMPENSATION

The Company applies Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for stock-based compensation. Stock-based compensation expense recognized in the Company’s consolidated earnings includes expenses related to the Company’s various cash incentive plans that are paid to certain employees based upon defined measures of the Company’s performance and net asset value.

SFAS No. 123R, “Accounting for Stock-Based Compensation,” is effective January 1, 2006. All of the forms of stock-based compensation for the Company to which this standard would apply after January 1, 2006 are all based on the Stock of the Company’s Parent. The following table illustrates the effect on net earnings if the company had applied the fair value based recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to all outstanding and unvested stock option awards in each period:

	For the Six Months	For the Six Months
	Ended June 30,	Ended June 30,
	2005	2004

Net earnings, as reported	$32,450	$26,405
Deduct: Total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects (a)	(345)	(312)
Pro forma net earnings	$32,105	$26,093

(a) The fair value of stock option awards is estimated using the Black-Scholes option pricing model.

NOTE 6 – PROPERTY, PLANT & EQUIPMENT

As of January 1, 2005, we adopted FASB Staff Position FAS 19-1, “Accounting for Suspended Well Costs.” Upon adoption of the FSP, we evaluated all existing capitalized exploratory well costs under the provisions of the FSP. As a result, we determined that all these costs met the criteria for capitalization under the FSP. The following table reflects the net changes in capitalized exploratory well costs during the first six months of 2005 and 2004, and does not include amounts that were capitalized and subsequently expensed or reclassified in the same period. Capitalized exploratory well costs at June 30, 2004 are presented based on our previous accounting policy.

	For the Six Months	For the Six Months
	Ended June, 30	Ended June, 30
	2005	2004
Balance at January 1	$5,749	$530
Additions to capitalized exploratory well costs pending the determination of proved reserves	8,791	4,613
Reclassifications to wells, facilities, and equipment based on the determination of proved reserves	—	—
Capitalized exploratory well costs charged to expense	—	(530)
Balance at June 30 (a)	$14,540	$4,613

(a) Excludes costs of wells where drilling was in progress at June 30 of:	1,062	2,287

The following table provides an aging of capitalized exploratory well costs based on the date the drilling was completed and the number of projects for which exploratory well costs have been capitalized for a period greater than one year since completion of drilling:

	For the Six Months	For the Six Months
	Ended June 30,	Ended June 30,
	2005	2004
Capitalized exploratory well costs that have been capitalized for a period of one year or less	$8,791	$4,613
Capitalized exploratory well costs that have been capitalized for a period of greater than one year	5,749	—
Balance at June 30	$14,540	$4,613
Number of projects that have exploratory well costs that have been capitalized for a period of greater than one year	1	—

Exploratory well costs that continue to be capitalized for more than one year after completion of drilling at June 30, 2005 consist of one well drilled in 2004 at Summit Creek in the Central MacKenzie Valley area of the Northwest Territories. Testing in early 2005 of the Summit Creek well confirmed several production intervals. A second well drilled in 2005 encountered hydrocarbons at sub-commercial flow rates and has been suspended. Additional work will be required to assess the commercial viability of this emerging play.

NOTE 7 – ASSET RETIREMENT OBLIGATION

At June 30, 2005, the Company had accrued $37.8 million in estimated abandonment and restoration costs as liabilities. At December 31, 2004, the Company had accrued $38.4 million in estimated abandonment and restoration costs as liabilities. The change in the liability account reflects an increase in the liability of $1.3 million from December 31, 2004 due to accrued pre-tax accretion expense offset by $1.2 million in liability settlements and the remaining reduction in the liability due to the weakening of the Canadian dollar. At December 31, 2004 the Company’s total estimated undiscounted costs to settle its asset retirement obligations with respect to crude oil and natural gas properties and facilities was $72.6 million.

NOTE 8 – COMMITMENTS AND CONTRACTUAL OBLIGATIONS

	2006	2007	2008	2009	Thereafter	Total
Pipeline Transportation	$1,719	$3,267	$—	$290	$—	$5,276
Storage Gas Purchases	567	516	469	426	797	2,775
Office Lease (a)	2,026	2,053	—	—	—	4,079
Total	$4,312	$5,836	$469	$716	$797	$12,130

(a) The above noted office lease is an operating lease.

NOTE 9 – RELATED PARTY TRANSACTIONS

A substantial portion of the natural gas produced by the Company is sold to Unocal Canada Limited, a Canadian affiliate within the Parent’s midstream and trade business segment. Total gas sales for the six months ended June 30, amounted to $78.2 million in 2005 and $66.7 million in 2004. Unocal Canada Limited, purchases the Company’s natural gas at market prices.

In 2004, the Company and Unocal Canada Limited, a Canadian affiliate, entered into a $295 million Canadian dollar-denominated credit agreement with a maturity date of December 2009. The credit agreement is composed of a $200 million Canadian dollar-denominated term loan and a $95 million Canadian dollar-denominated revolving loan facility. Under this agreement, the Company is named as an alternative borrower and co-guarantor. At June 30, 2005 and December 31, 2004 the Company did not have any borrowings under the credit agreement.

In 2003, the Company issued an interest bearing revolving, demand note to Unocal Canada Limited, a Canadian affiliate, for a maximum authorization amount of $400 million US (or equivalent Canadian dollar). At June 30, 2005, the balance receivable was $178 million (December 31, 2004 - $123 million).

NOTE 10 – FINANCIAL INSTRUMENTS AND COMMODITY HEDGING

We do not generally hold or issue financial instruments for trading purposes other than those that are hydrocarbon based. The counterparties to the financial instruments we hold include regulated exchanges, international and domestic financial institutions and other industrial companies. All of the counterparties to our financial instruments must pass certain credit requirements deemed sufficient by management of our Parent before trading physical commodities or financial instruments with us.

Interest rate contracts – From time to time, the Company has entered into interest rate swap contracts to manage our debt with the objective of minimizing the volatility and magnitude of our borrowing costs. We may also enter into interest rate option contracts to protect our interest rate positions, depending on market conditions. At June 30, 2005 and December 31, 2004 we had no deferred amounts in accumulated other comprehensive income on the consolidated balance sheet related to interest rate contracts.

Foreign currency contracts – From time to time, the Company has entered into various foreign exchange currency forward, option and swap contracts to manage our exposures to adverse impacts of foreign currency fluctuations on recognized obligations and anticipated transactions. At June 30, 2005 and December 31, 2004 we had no deferred amounts in accumulated other comprehensive income on the consolidated balance sheet related to foreign currency contracts.

Commodity hedging activities – The Company uses hydrocarbon derivatives to mitigate the overall exposure to fluctuations in hydrocarbon commodity prices. At June 30, 2005 and December 31, 2004 we had no outstanding derivative contracts and therefore had no deferred amounts in accumulated other comprehensive income on the consolidated balance sheet related to cash flow hedges for future commodity sales.

NOTE 11 – SUPPLEMENTAL CASH FLOW INFORMATION

Net Change in Non-Cash Working Capital from Continuing Operations

	For the Six Months	For the Six Months
	Ended June 30,	Ended June 30,
	2005	2004
Decrease (increase) in non-cash working capital
Accounts receivable	$(5,408)	$(4,218)
Accounts payable and accrued liabilities	5,403	(7,407)
Other	407	(1,481)
Change in non-cash working capital	$402	$(13,106)

Supplemental Cash Flow Information - Continuing Operations

	For the Six Months	For the Six Months
	Ended June 30,	Ended June 30,
	2005	2004
Income taxes paid during the period (net of refunds)	$8,657	$4,569
Interest paid during the period (expense)	$—	$147

NOTE 12 – SUBSEQUENT EVENT NOTE

On July 11, 2005, the Parent, Unocal Corporation entered into a definitive agreement to sell all of the outstanding stock of its wholly owned Canadian subsidiary, Northrock Resources Ltd., to Pogo Producing Company.

On July 19, 2005, the Parent, Unocal Corporation announced that its board of directors recommended that Unocal stockholders vote in favour of adopting the amended Chevron merger agreement at the special meeting of stockholders scheduled for August 10, 2005. Upon the successful completion of this proposed merger, all of the stock-based compensation plans of the Company, and its Parent, will be terminated. See Note 5 Stock Based Compensation.

On July 29, 2005, the Company and its Canadian affiliate, Unocal Canada Limited, terminated the $295 million Canadian dollar-denominated credit agreement with five commercial banks scheduled to mature in December 2009. See Note 9 Related Party Transactions.